Exhibit 10.1

SEASPAN CORPORATION

PREFERRED STOCK PURCHASE AGREEMENT

January 22, 2009

TABLE OF CONTENTS

ARTICLE I	PURCHASE; CLOSING	1
1.1 Purchase		1
1.2 Closings		1

ARTICLE II	REPRESENTATIONS AND WARRANTIES	5
2.1 Representations and Warranties of the Company		5
2.2 Representations and Warranties of the Investor		12

ARTICLE III	COVENANTS	12
3.1 Commercially Reasonable Efforts		12
3.2 Sufficiency of Authorized Voting Common Stock		13
3.3 Certain Notifications Until Closing		13
3.4 Delivery of Interim Financial Statements		13

ARTICLE IV	ADDITIONAL AGREEMENTS	13
4.1 Purchase for Investment		13
4.2 Legend		14
4.3 Indemnification of Directors		14
4.4 Canadian Resident Investors		14

ARTICLE V	MISCELLANEOUS	15
5.1 Interpretation		15
5.2 Termination		15
5.3 Amendment		15
5.4 Waiver of Conditions		15
5.5 Counterparts and Facsimile		16
5.6 Governing Law; Submission to Jurisdiction, Etc.		16
5.7 Notices		16
5.8 Entire Agreement		17
5.9 Assignment		17
5.10 Severability		17
5.11 No Third Party Beneficiaries		17
5.12 Survival of Representations and Warranties		17
5.13 Exculpation Among Investors and Acknowledgement Regarding Counsel		18

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A:	Form of Statement of Designation

EXHIBIT B:	Form of Registration Rights Agreement

EXHIBIT C:	Form of Amendment to Shareholders Rights Agreement

EXHIBIT D:	Form of Amendment to Employment Agreement

EXHIBIT E-1:	Form of First Closing Legal Opinion

EXHIBIT E-2:	Form of Second Closing Legal Opinion

ANNEX 1.1:	Investors

ANNEX 4.4:	Canadian Investor Acknowledgements, Representations and Warranties

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INDEX OF DEFINED TERMS

Page
Agreement	1
Bankruptcy Exceptions	6
Class A Common Shares	1
Class B Common Shares	1
Class C Common Shares	1
Closing Date	4
Commission	7
Common Stock	1
Company	1
Company Disclosure Schedule	5
Company Material Adverse Effect	3
Credit Agreements	10
DW Investor	15
Environmental Laws	10
Exchange Act	7
Filed Financial Statements	7
Financial Statements	7
First Closing	1
First Closing Date	1
First Tranche Preferred Shares	1
GAAP	3
Governmental Entities	2
IMO	8
Insurance Policies	9
Intellectual Property	11
Interim Financial Statements	7
Investor	1
Investor Appointed Director	14
Investor Company Material Adverse Effect	2
Liens	8
Manager	1
Material Contracts	10
Permits	9
Permitted Liens	8
Preferred Stock	1
Purchased Shares	1
Registration Rights Agreement	3
SEC Reports	8
Second Closing	3
Second Closing Date	4
Second Tranche Preferred Shares	1
Securities Act	5
Shareholders Rights Agreement	3
Significant Subsidiaries	5
Significant Subsidiary	5
Statement of Designation	3
Transaction Documents	6
Transactions	6
Vessels	8

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PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement, dated January 22, 2009 (this “Agreement”), is entered into between Seaspan Corporation, a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), the investors named in the schedule of Investors attached as Annex 1.1 (individually, an “Investor” and collectively, the “Investors”), and, for purposes of Section 2.1 and ARTICLE V only, Seaspan Management Services Limited, a corporation organized under the laws of Bermuda (the “Manager”).

RECITALS

A. The Company. As of the date of this Agreement, the Company has 225,000,100 authorized shares of Common Stock (“Common Stock”), consisting of 200,000,000 Class A Common Shares (“Class A Common Shares”), 25,000,000 Class B Common Shares (“Class B Common Shares”), and 100 Class C Common Shares (“Class C Common Shares”), each with a $0.01 par value per share, and 65,000,000 authorized shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).

B. The Issuance. The Company intends to issue, in a private placement of two equal tranches, an aggregate total of 200,000 shares of its 12% Cumulative Preferred Stock–Series A (the “Purchased Shares”) and the Investors intend to purchase from the Company the Purchased Shares.

NOW, THEREFORE, in consideration of the promises and the representations, warranties, covenants, and agreements set forth in this Agreement, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSING

1.1 Purchase. The Company agrees to sell to each Investor, and each Investor agrees to purchase from the Company, the number of Purchased Shares set forth next to the respective Investor’s name on Annex 1.1. The sale and purchase of the Purchased Shares will occur in two equal tranches, each with an aggregate purchase price of US$100,000,000 (for an aggregate purchase price of US$200,000,000. The two equal tranches of Purchased Shares are referred to in this Agreement as the “First Tranche Purchased Shares” and the “Second Tranche Purchased Shares”.

1.2 Closings.

(a) First Closing.

(i) The closing of the purchase of the First Tranche Purchased Shares (the “First Closing”) will take place at the offices of K&L Gates LLP, 925 4th Avenue, Suite 2900, Seattle, Washington, 98104, on January 30, 2009 or at such other place, time, and date as the Company and the Investors may agree. The time and date on which the First Closing occurs is referred to in this Agreement as the “First Closing Date”.

(ii) Subject to the fulfillment or waiver of the conditions to the First Closing in this Section 1.2(a), at the First Closing, the Company will deliver the First Tranche Purchased Shares, as evidenced by one or more certificates dated as of the First Closing Date and bearing appropriate legends as provided for in this Agreement, in exchange for payment in full from each Investor of the amount set forth next to the respective Investor’s name on Annex 1.1 (for an aggregate amount of $100,000,000). Each Investor will pay by wire transfer of immediately available United States funds to a bank account that has been designated by the Company at least two business days before the First Closing Date.

(iii) The respective obligations of each Investor and the Company to consummate the purchase of the First Tranche Purchased Shares are subject to the fulfillment (or waiver by the Investors or the Company, as applicable) before the First Closing of the conditions that:

(A) any approvals or authorizations of any governmental or regulatory authorities, including those of the Republic of the Marshall Islands, Hong Kong, Canada, and the United States (collectively, “Governmental Entities”), the absence of which would reasonably be expected to make the Purchase unlawful, will have been obtained or made in form and substance reasonably satisfactory to each party and will be in full force and effect; and

(B) no provision of any applicable Republic of the Marshall Islands, Hong Kong, Canadian, United States, or other law and no judgment, injunction, order, or decree of any Governmental Entity will prohibit the purchase and sale of the Purchased Shares.

(iv) The obligation of the Company to consummate the First Closing is also subject to the fulfillment (or waiver by the Company) at or before the First Closing of each of the following conditions:

(A) the representations and warranties of each of the Investors set forth in this Agreement will be true and correct as though made on and as of the First Closing Date (other than representations and warranties that by their terms speak as of another date, which will be true and correct as of the applicable date), except to the extent that the failure of an Investor’s representations and warranties to be so true and correct will not, and would not be reasonably likely to, materially impair that Investor’s ability to consummate the transactions contemplated by this Agreement (an “Investor Material Adverse Effect”); and

(B) each Investor will have performed in all material respects all obligations required to be performed by it under this Agreement at or before the First Closing.

(v) The obligation of the Investors to consummate the First Closing is also subject to the fulfillment (or waiver by the Investors) at or before the First Closing of each of the following conditions:

(A) the representations and warranties of the Company set forth in this Agreement will be true and correct as though made on and as of the First Closing Date (other than representations and warranties that by their terms speak as of another date, which will be true and correct as of the applicable date), except to the extent that the failure of the

Company’s representations and warranties to be so true and correct (1) will not result in, or would not reasonably be likely to result in, individually or in the aggregate, a material adverse effect on the financial condition, business, assets, or results of operations of Company and its subsidiaries, taken as a whole, except to the extent that the material adverse effect arises solely out of or relates solely to (x) changes in general economic or political conditions or the securities markets in general (whether as a result of acts of terrorism, war, armed conflict, or otherwise), (y) changes in laws, regulations, rules, ordinances or other requirement of any Government Entity binding upon the Company, or (z) changes in United States generally accepted accounting principles (“GAAP”), and, in each of the case of (x), (y), and (z), only to the extent they do not disproportionately affect the Company or (2) will not, or would not be reasonably likely to, materially impair the Company’s ability to consummate the transactions contemplated by this Agreement (a “ Company Material Adverse Effect”);

(B) the Company will have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Closing;

(C) the Company will have filed with the Registrar of Corporations of the Republic of the Marshall Islands, and the Registrar of Corporations will have accepted, the Statement of Designation in respect of the Company’s 12% Cumulative Senior Preferred Stock–Series A in substantially the form attached as Exhibit A (the “Statement of Designation”);

(D) the Company will have duly executed and delivered to the Investors or their designees a Registration Rights Agreement (the “Registration Rights Agreement”) in substantially the form attached as Exhibit B;

(E) the Company will have amended the Shareholders Rights Agreement, dated as of August 8, 2005, by and between the Company and American Stock Transfer & Trust Company, as rights agent (the “Shareholders Rights Agreement”) to exempt from the provisions of the Shareholders Rights Agreement the transactions contemplated by this Agreement, including the payment of any dividends (whether of Common Stock, Preferred Stock, or otherwise) in respect of the Purchased Shares and the conversion of the Purchased Shares into Common Stock, which amendment shall be in the form attached as Exhibit C;

(F) The Manager will have caused Seaspan Ship Management Ltd., a company organized under the laws of British Columbia, to have entered into an amendment to the employment agreement with its chief executive officer, Mr. Gerry Wang, in substantially the form attached as Exhibit D and

(G) the Investors will have received a legal opinion from Reeder & Simpson, P.C., Republic of the Marshall Islands counsel for the Company, in substantially the form attached as Exhibit E-1.

(b) Second Closing.

(i) The closing of the purchase of the Second Tranche Purchased Shares (the “Second Closing”) will take place at the offices of K&L Gates LLP, 925 4th Avenue, Suite 2900, Seattle, Washington, 98104or at such other place as the Company and the Investors may agree, at such time and on such date in the fourth calendar quarter of 2009 as the Company may specify to the Investors by notice given at least 15 business days in advance of the specified Second Closing Date. In the absence of any notice from the Company, the Second Closing will take place on October 1, 2009. The time and date on which the Second Closing occurs is referred to in this Agreement as the “Second Closing Date;” the First Closing Date and the Second Closing Date may be referred to as a “Closing Date.”

(ii) Subject to the fulfillment or waiver of the conditions to the Second Closing in this Section 1.2(b), at the Second Closing, the Company will deliver the Second Tranche Purchased Shares, as evidenced by one or more certificates dated as of the Second Closing Date and bearing appropriate legends as provided for in this Agreement, in exchange for payment in full from each Investor of the amount set forth next to the respective Investor’s name on Annex 1.1 (for an aggregate amount of $100,000,000). Each Investor will pay by wire transfer of immediately available United States funds to a bank account that has been designated by the Company at least two business days before the Second Closing Date.

(iii) The respective obligations of each Investor and the Company to consummate the purchase of the Second Tranche Purchased Shares are subject to the fulfillment (or waiver by the Investors or the Company, as applicable) before the Second Closing of the conditions that:

(A) any approvals or authorizations of any Governmental Entities, the absence of which would reasonably be expected to make the Purchase unlawful, will have been obtained or made in form and substance reasonably satisfactory to each party and will be in full force and effect and

(B) no provision of any applicable Republic of the Marshall Islands, Hong Kong, Canadian, United States, or other law and no judgment, injunction, order or decree of any Governmental Entity will prohibit the purchase and sale of the Purchased Shares.

(iv) The obligation of the Company to consummate the Second Closing is subject to the fulfillment (or waiver by the Company) at or before the Second Closing of each of the following conditions:

(A) the representations and warranties of each Investor set forth in this Agreement will be true and correct as though made on and as of the Second Closing Date (other than representations and warranties that by their terms speak as of another date, which will be true and correct as of the applicable date), except to the extent that the failure of the each Investor’s representations and warranties to be so true and correct does not result in, and would not be reasonably likely to result in, an Investor Material Adverse Effect and

(B) the Investors will have performed in all material respects all obligations required to be performed by each of them under this Agreement after the First Closing and before the Second Closing.

(v) The obligation of the Investors to consummate the Second Closing is also subject to the fulfillment (or waiver by the Investors) at or before the Second Closing of each of the following conditions:

(A) the representations and warranties of the Company set forth in this Agreement will be true and correct as though made on and as of the Second Closing Date (other than representations and warranties that by their terms speak as of another date, which will be true and correct as of the applicable date), except to the extent that the failure of the Company’s representations and warranties to be so true and correct, does no result in, and would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect;

(B) the Company will have performed in all material respects all obligations required to be performed by it under this Agreement after the First Closing and before the Second Closing and will not have taken any actions in violation of the provisions of the Statement of Designation; and

(C) the Investors will have received a legal opinion from Reeder & Simpson, P.C., Republic of the Marshall Islands counsel for the Company, in substantially the form attached as Exhibit E-2.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. Except as set forth in a correspondingly numbered disclosure schedule delivered by Company to Investors dated as of the date of this Agreement (the “Company Disclosure Schedule”), the Company and the Manager represent to the Investors as follows (all references in the subsections of this Section 2.1 to “Company” will include Company’s subsidiaries, except to the extent specifically excluded or except as otherwise clearly required by the context):

(a) Organization, Authority, and Significant Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, with corporate power and authority to own its properties and conduct its business and operations in all material respects as currently conducted. Except as has not resulted in, or would not be reasonably likely to result in, a Company Material Adverse Effect, the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification. Each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933 (the “Securities Act”) (individually a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.

(b) Capitalization. The authorized capital stock of the Company consists of 225,000,100 shares of Common Stock, consisting of 200,000,000 Class A Common Shares, 25,000,000 Class B Common Shares, and 100 Class C Common Shares, each with a $0.01 par value per share, and 65,000,000 shares of Preferred Stock, $0.01 par value per share. As of the date of this Agreement, there are issued and outstanding 66,800,041 Class A Common Shares, no Class B Common Shares, 100 Class C Common Shares, and no shares of Preferred Stock. The outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date of this Agreement, there are no shares of Common Stock or Preferred Stock reserved for issuance, the Company does not have outstanding any securities providing the holder the right to acquire Common Stock or Preferred Stock, and the Company does not have any commitment to authorize, issue, or sell any Common Stock or Preferred Stock.

(c) Purchased Shares; Class A Common Shares. The Statement of Designation has been duly adopted and authorized. The Purchased Shares have been duly and validly authorized, and, when issued and delivered in accordance with this Agreement, the Purchased Shares will be duly and validly issued and fully paid and non-assessable. The issuance of the Purchased Shares is not subject to any preemptive rights and will have been issued without violation of any preemptive rights. The issuance of Class A Common Shares in connection with the conversion of Purchased Shares, as provided for by the Statement of Designation (the “Conversion Shares”), has been duly and validly authorized. When issued and delivered in accordance with the Statement of Designation, the Conversion Shares will be duly and validly issued and fully paid and non-assessable and will have been issued without violation of any preemptive rights. The issuance of the Purchased Shares and the Conversion Shares to the Investors will not result in restrictions on the ability of the Company, the Investors, or any affiliates of the Investors to enter into business combinations or transactions and will not result in loss of voting rights associated with the Purchased Shares or the Conversion Shares under the Company’s amended and restated articles of incorporation or any “anti-takeover” or similar law or statute under the laws of the Republic of the Marshall Islands.

(d) Authorization, Enforceability.

(i) The Company has the corporate power and authority to execute and deliver and to carry out its obligations under this Agreement and the other documents contemplated by this Agreement (the “Transaction Documents”). The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement (the “Transactions”) have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company or its shareholders. This Agreement and the other Transaction Documents are, or will be, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(ii) The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents, the consummation of the Transactions, and compliance by the Company with any of the provisions of this Agreement and the Transaction Documents will not: (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge, or encumbrance upon any of the properties or assets of the Company or any Significant Subsidiary under any of the terms, conditions, or provisions of (1) its amended and restated articles of incorporation, amended and restated by-laws, or other organizational documents or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which it or any Significant Subsidiary may be bound or to which the Company or any Significant Subsidiary or any of the properties or assets of the Company or any Significant Subsidiary may be subject or (B) subject to compliance with the statutes and regulations referred to in Section 2.2(b)(iii), violate any statute, rule, or regulation or any judgment, ruling, order, writ, injunction, or decree applicable to the Company or any Significant Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(2) and (B), for those occurrences that, individually or in the aggregate, have not resulted in, and would not be reasonably likely to result in, a Company Material Adverse Effect.

(iii) Other than the filing of the Statement of Designation with the Registrar of Corporations of the Republic of the Marshall Islands of the Republic of the Marshall Islands, any current report on Form 6-K required to be filed with the Securities and Exchange Commission (the “Commission”), notice to or filing required by the New York Stock Exchange, consents or authorizations as have already been made or obtained, no notice to, filing with, exemption, or review by, or authorization, consent, or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Purchase, except for any notices, filings, exemptions, reviews, authorizations, consents, or approvals the failure of which to make or obtain have not resulted in, and would not be reasonably likely to result in, a Company Material Adverse Effect. The Company is a “foreign issuer” within the meaning of 16 C.F.R. §801.1(e)(2)(ii) and 16 C.F.R. § 802.51(a).

(e) Company Financial Statements.

(i) The financial statements (including the notes to those financial statements) of the Company and its predecessor that are included or incorporated by reference in the reports and forms filed with the Commission (the “Filed Financial Statements”) under the Securities Exchange Act of 1934 (the “Exchange Act”) on or after December 31, 2007 and that are filed before the applicable Closing Date present fairly in all material respects, or will present fairly in all material respects, the financial position of the Company as of the applicable dates and the results of its operations for the specified periods.

(ii) The internally prepared financial reports for the one-month periods ended October 31, November 30, and December 31, 2008 (the “Interim Financial Statements” and, together with the Filed Financial Statements, the “Financial Statements”) present fairly in all material respects, or will present fairly in all material respects, the financial position of the Company as of the applicable dates and the results of its operations for the specified periods.

(iii) The Financial Statements were or will be prepared in accordance with GAAP applied on a consistent basis (except as may be noted in the Financial Statements and except that the Interim Financial Statements do not have or will not have notes as may be required by GAAP and will be subject to normal year-end audit adjustments).

(iv) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Exchange Act and the rules and regulations of the Commission.

(f) No Company Material Adverse Effect. Since October 1, 2008, no fact, circumstance, event, change, occurrence, condition, or development has occurred that, individually or in the aggregate, has resulted in, or would be reasonably likely to result in, a Company Material Adverse Effect.

(g) Reports.

(i) Since December 31, 2007, the Company has filed with the Commission all reports, forms, or other documents required to be filed by the Securities Act or the Exchange Act, as applicable (the “SEC Reports”), and the Company has complied in all material respects with the filing requirements of the Exchange Act or the Securities Act, as applicable.

(ii) The SEC Reports filed by the Company before the applicable Closing Date conform, or will conform, in all material respects, to the requirements of the Securities Act or the Exchange Act, as applicable. None of the SEC Reports contain, or will contain, an untrue statement of a material fact or omit, or will omit, to state a material fact required to be stated or necessary to make the statements in the SEC Reports, in the light of the circumstances in which they were made, not misleading.

(h) Litigation. Except as disclosed in the SEC Reports, there is pending no action, suit, or proceeding by or before any court, governmental agency, authority, or body (including the International Maritime Organization (the “IMO”)), or any arbitrator involving the Company, its property, or the Manager pending or, to the best knowledge of the Company, threatened, that would result in, or would be reasonably likely to result in, a Company Material Adverse Effect.

(i) Property. The Company owns, leases, possesses, or otherwise has the right to all assets that are necessary to the conduct of its business and operations. Each of the vessels set forth in Section 2.1(i)(A) of the Company Disclosure Schedule (the “Vessels”) is duly registered as a vessel in the sole ownership of the Company; the Company has good and marketable title to the Vessels, free and clear of all liens, claims, charges, debts, or encumbrances and defects of the title of record (the “Liens”) except for Permitted Liens, and each Vessel is in good standing with respect to the payment of past and current taxes, fees, and other amounts payable under the laws of Hong Kong as would affect its registry with Hong Kong, except, in both cases, those Liens or failures to pay taxes, fees, and other amounts as do not materially affect the value of such Vessels, taken as a whole, and do not materially interfere with the use of such Vessels as they have been used in the past. “Permitted Liens” means:

(i) Liens disclosed in Section 2.1(i)(B) of the Company Disclosure Schedule;

(ii) Liens disclosed in the SEC Reports or the Filed Financial Statements or securing liabilities reflected in the Filed Financial Statements;

(iii) Liens for taxes, assessments, and similar charges that are not yet due or are being contested in good faith;

(iv) mechanic’s, materialman’s, carrier’s, repairer’s, and other similar Liens arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith; and

(v) Liens incurred in the ordinary course of business since December 31, 2007.

(j) Taxes. The Company has filed all foreign and United States federal, state, and local tax returns that are required to be filed by it (or has requested appropriate extensions). Except as would not reasonably be likely to result in a Company Material Adverse Effect, the Company has paid all taxes required to be paid by. The Company has paid any other assessments, fines, or penalties levied against it, to the extent that any of the foregoing is due and payable, except for any assessment, fine, or penalty that is currently being contested in good faith and as to which the Company has set aside adequate reserves in accordance with GAAP.

(k) Employees and Labor Organizations. No labor problem or dispute with the employees of the Company or the Manager and its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Manager’s principal suppliers, contractors, or customers that would be reasonably likely to result in a Company Material Adverse Effect.

(l) Insurance. The Company is insured by insurers of recognized financial responsibility against losses and risks and in amounts that are reasonably adequate and customary in the businesses in which it is engaged. All policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers, and directors (“Insurance Policies”) are in full force and effect. The Company is in compliance with the terms of its Insurance Policies in all material respects, and there are no claims by the Company under any of its Insurance Policies as to which any insurance company or other institution is denying liability or defending under a reservation of rights clause. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing Insurance Policies as and when they expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably likely to result in a Company Material Adverse Effect.

(m) Licenses and Permits. The Company possesses all licenses, certificates, permits, and other authorizations (“Permits”) issued by the appropriate foreign and United States federal, state, or local regulatory authorities necessary to conduct its businesses and operations, except for those Permits that, if not obtained, would not be reasonably likely to result in a Company Material Adverse Effect. Neither the Company nor the Manager has received any notice of proceedings relating to the revocation or modification of any Permit that, individually or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would result in, or would be reasonably likely to result in, a Company Material Adverse Effect.

(n) Internal Controls. The Company and the Manager maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective. As of the date of this Agreement, the Company is not aware of any material weakness in its internal control over financial reporting. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) and its disclosure controls and procedures are effective.

(o) Environmental Laws. Except as disclosed in the SEC Reports, the Company is (i) in compliance with any and all applicable foreign and United States federal, state, and local laws and regulations, including those of the IMO, relating to the protection of human health and safety, the environment, hazardous or toxic substances, wastes, pollutants, or contaminants (“Environmental Laws”) and (ii) has received and is in compliance with all Permits required of it under applicable Environmental Laws to conduct its businesses. Neither the Company nor the Manager have received notice of any actual or potential liability of the Company under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required Permits, or liability would not, individually or in the aggregate, be reasonably likely to result in a Company Material Adverse Effect. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

(p) Material Agreements.

(i) Section 2.1(p) of the Company Disclosure Schedule sets forth all of the following contracts and agreements as of the date of this Agreement (the “Material Contracts”):

(A) any agreement relating to the employment of, or the performance of services by, any of the Company’s officers or the Manager’s officers;

(B) except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise (the “Credit Agreements”);

(C) any agreement with the Manager relating to the management and operation of the Company’s business and the maintenance of the Vessels;

(D) any agreement relating to the construction of the Vessels for the Company;

(E) any time charter; and

(F) any other contract, agreement, or commitment not otherwise required to be listed on the Company Disclosure Schedule by the above items of this Section 2.1(p), (1) the termination of which would result in, or be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect or (2) that, if no required consent regarding the Transactions is obtained, would result in, or be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect.

(ii) As of the date of this Agreement, each Material Contract is in full force and effect and is a valid and binding obligation of the Company, and, to the knowledge of Company, neither the Company nor any other party is in breach of or default under any Material Contract, except for those failures to be in full force and effect or breaches or defaults that would not result in, or be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, none of the parties to any of the Material Contracts has indicated in writing directed to the Company that it (A) intends to terminate the Material Contract, (B) intends to materially reduce the amount of its business with the Company; or (C) will be unable to meet its obligations under the applicable Material Contract.

(q) Intellectual Property. The Company owns, possesses, licenses, or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how, and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business and operations as now conducted, except where the failure to possess rights to use the Intellectual Property does not result in, and would not be reasonably likely to result in, a Company Material Adverse Effect. The Company has no reason to believe that the conduct of its businesses and operations will conflict with, and has not received any notice of any claim of conflict with, any Intellectual Property rights of others.

(r) Dividends. All dividends and other distributions declared and payable on the shares of Common Stock and Preferred Stock may, under the current laws and regulations of the Republic of the Marshall Islands and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands. No dividends or other distributions will be subject to withholding or other taxes under the laws and regulations of the Republic of the Marshall Islands, and all dividends or other distributions are otherwise free and clear of any other tax, withholding, or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances, or qualifications of or with any court or governmental agency or body in the Republic of the Marshall Islands. Except for any restrictions under applicable law and under the Credit Agreements, the Company is not prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances, or from transferring any of its property or assets.

2.2 Representations and Warranties of the Investor. Each Investor represents to Company, severally but not jointly (with each Investor’s representation being only as to that Investor), as follows:

(a) Status. The Investor has been duly organized and is validly existing under applicable law.

(b) Authorization, Enforceability.

(i) The Investor has the power and authority, corporate or otherwise, to execute and deliver and to carry out its obligations under this Agreement and the Transaction Documents. The execution, delivery, and performance by the Investor of this Agreement and the other Transaction Documents and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Investor, and no further approval or authorization is required on the part of the Investor. This Agreement and the other Transaction Documents are or will be valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as the same may be limited by applicable Bankruptcy Exceptions.

(ii) The execution, delivery, and performance by the Investor of this Agreement and the other Transaction Documents and the consummation of the Transactions and compliance by the Investor with any of the provisions of this Agreement and the Transaction Documents will not: (A) violate, conflict with, or result in a breach of any provision of its amended and restated articles of incorporation, amended and restated by-laws, or other formation documents or (B) subject to compliance with the statutes and regulations referred to in Section 2.2(b)(iii), violate any statute, rule, or regulation or any judgment, ruling, order, writ, injunction, or decree applicable to the Investor except, in the case of clause (B), for those occurrences that, individually or in the aggregate, have not resulted in, and would not be reasonably likely to result in, an Investor Material Adverse Effect.

(iii) Other than those that have already been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent, or approval of any Governmental Entity is required to be made or obtained by the Investor in connection with the consummation of the Transactions by the Investor, except for any notices, filings, exemptions, reviews, authorizations, consents, or approvals, the failure of which to make or obtain would not be reasonably likely to result in an Investor Material Adverse Effect. For purposes of the foregoing representation, the Investor has relied on the accuracy of the Company’s representation in Section 2.1(d)(iii) with respect to its status as a “foreign issuer” within the meaning of 16 C.F.R. §801.1(e)(2)(ii) and 16 C.F.R. § 802.51(a).

ARTICLE III

COVENANTS

3.1 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or desirable or advisable under applicable laws so as to permit consummation of the Transactions as promptly as practicable, and each of the parties will use commercially reasonable efforts to cooperate with the other party to that end.

3.2 Sufficiency of Authorized Voting Common Stock. During the period from the Closing Date until the date on which all of the Purchased Shares are converted into Common Stock, the Company will at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of authorized and unissued Class A Common Shares to effectuate the conversion of all of the Purchased Shares in accordance with the terms of the Statement of Designation. Nothing in this Section 3.2 will prevent the Company from satisfying its obligations in respect of the conversion of the Purchased Shares by delivery of Class A Common Shares that are held in Company’s treasury.

3.3 Certain Notifications Until Closing. From the date of this Agreement until the Closing, each party will promptly notify the other party of (a) any fact, event, or circumstance of which it is aware and that would be reasonably likely to cause any representation or warranty of that party contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of that party contained in this Agreement not to be complied with or satisfied in any material respect and (b) any fact, circumstance, event, change, occurrence, condition, or development of which it is aware and that, individually or in the aggregate, has resulted in or would be reasonably likely to result in a Company Material Adverse Effect or an Investor Material Adverse Effect, as the case may be. Delivery of any notice pursuant to this Section 3.3 will not limit or affect any rights of or remedies available to the other party.

3.4 Delivery of Interim Financial Statements. The Company will deliver to the Investors the internally prepared financial report for the one-month period ended December 31, 2008 as soon as practicable after the completion of the reports.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Purchase for Investment. Each Investor acknowledges that the Purchased Shares have not been registered under the Securities Act or under any state securities laws. Each Investor (i) is acquiring the Purchased Shares under an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws; (ii) will not sell or otherwise dispose of any of the Purchased Shares except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws; (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of consummating the Transactions; (iv) is able to bear the economic risk of the Purchase and at the present time is able to afford a complete loss of such investment; and (v) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

4.2 Legend. Each Investor agrees that all certificates or other instruments representing Purchased Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

In the event that any Purchased Shares become registered under the Securities Act in accordance with the Registration Rights Agreement, upon surrender of the previously issued Purchased Share certificates, the Company will issue new certificates or other instruments representing the Purchased Shares or that will not contain the portion of the above legend that is no longer applicable.

Each Investor agrees that all certificates or other instruments representing Purchased Shares, or shares of Common Stock issuable pursuant to the terms of the Purchased Shares, that are issued to residents of a province or territory of Canada will bear the following legend:

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT DATE THAT THE PURCHASED SHARE WAS DISTRIBUTED], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.”

4.3 Indemnification of Directors. In accordance with the Statement of Designation, the Investors have the right to appoint two members to the Company’s Board of Directors (the “Investor Appointed Directors”). Upon the appointment of any Investor Appointed Directors, the Company will execute an indemnification agreement with each of the Investor Appointed Directors providing the same indemnification as is provided to the other members of the Company’s Board of Directors.

4.4 Canadian Resident Investors. If an Investor is resident in a province or territory of Canada, then such Investor acknowledges and agrees that it is bound by the terms and conditions set forth on Annex 4.4 and that the Company is relying upon the representations and warranties contained therein in entering into this Agreement with such Investor. If an Investor is not resident in a province or territory of Canada then such Investor is not bound by those terms and conditions.

ARTICLE V

MISCELLANEOUS

5.1 Interpretation. Unless otherwise indicated, when a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Schedules,” “Annexes,” or “Exhibits,” the reference is to a recital, article, section, schedule, annex, or exhibit to this Agreement. The terms defined in the singular have a comparable meaning when used in the plural and vice versa. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they are deemed followed by the words “without limitation.” No rule of construction against the draftsperson will be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “US$” or “$” or “USD” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule, or regulation are to the statute, rule, or regulation as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute), and all references to any section of any statute, rule, or regulation include any successor to that section. References to a “business day” mean a business day in the City of New York. The term “affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with that person. For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of that person, whether through the ownership of voting securities, by contract, or otherwise.

5.2 Termination. This Agreement may be terminated at any time before the First Closing or the Second Closing, as applicable, (a) by either Deep Water Holdings, LLC (the “DW Investor”) or the Company in the event that any Governmental Entity will have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Transactions and that order, decree, ruling, or other action is nonappealable or (b) by the mutual written consent of any of the Investors (with respect to itself only) and the Company. In the event of termination of this Agreement as provided in clause (a) of this Section 5.2, this Agreement will be void and there will be no liability on the part of any party. In the event of termination of this Agreement as provided in clause (b) of this Section 5.2, this Agreement will be void as to the Company and the terminating Investor and there will be no liability on the part of the Company or the terminating Investor. Nothing in this Section 5.2 will relieve any party from liability for any breach of this Agreement.

5.3 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by a duly authorized officer or director of each of the Company and the DW Investor.

5.4 Waiver of Conditions. The conditions to each party’s obligation to consummate the Transactions are for the sole benefit of the respective party and may be waived by that party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer or director of the waiving party that makes express reference to the provision or provisions subject to the waiver.

5.5 Counterparts and Facsimile. For the convenience of the parties, this Agreement may be executed in any number of separate counterparts, each counterpart being deemed to be an original instrument. All counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.6 Governing Law; Submission to Jurisdiction, Etc. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each of the parties agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the City of Seattle, Washington, (b) that non-exclusive jurisdiction and venue will lie in the State or Federal courts in the City of Seattle, Washington, and (c) that notice may be served upon the respective party at the address and in the manner set forth for in Section 5.7. To the extent permitted by applicable law, each of the parties unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the Transactions.

5.7 Notices. Any notice, request, instruction, or other document to be given under this Agreement by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices under this Agreement will be delivered as set forth below, or in accordance with other instructions designated in writing by the party to receive notice.

(a) If to an Investor:

To the address(es) set forth on Annex 1.1.

(b) If to the Company:

Seaspan Corporation

Unit 2, 7th Floor, Bupa Center

141 Connaught Road West

Hong Kong, China

Attention: Sai W. Chu, Chief Financial Officer

Facsimile: +852 2540 1689

with a copy to:

Seaspan Corporation

c/o 2600 - 200 Granville St.

Vancouver, BC V6C 1S4

Canada

Attention: Christa Scowby, Corporate Secretary

Facsimile: 604-648-9514

and to:

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, New York 10103

Attention: Charlie Carpenter

Facsimile: 212-237-0100

5.8 Entire Agreement. This Agreement (including the Schedules and Exhibits) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations, and warranties, both written and oral, between the parties, with respect to the subject matter of this Agreement, including the term sheets executed by the Company and the Investors with respect to the issuance and purchase of the Purchased Shares.

5.9 Assignment. Neither this Agreement, nor any right, remedy, obligation, or liability arising under or by reason of this Agreement, will be assignable by the Company without the prior written consent of the Investors. Each Investor may assign this Agreement, and its rights, remedies, and obligations under this Agreement, at any time, to any other Investor, to any affiliate of any Investor and to any other third party in connection with any transfer of the Purchased Shares. No assignment will relieve the assigning party of its obligations to complete the purchase of Purchased Shares in accordance with the terms of this Agreement. Any attempt to assign any right, remedy, obligation, or liability without the required consent will be void.

5.10 Severability. If any provision of this Agreement or a Transaction Document is determined by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions of this Agreement will remain in full force and effect and will in no way be affected, impaired, or invalidated so long as the economic or legal substance of the Transactions are not affected in any manner materially adverse to any party. Upon such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investors, or their permitted assignees, any benefits, rights, or remedies.

5.12 Survival of Representations and Warranties. The representations, warranties, and covenants contained in this agreement that (a) by their nature are to be performed after the Closing Date or (b) are contained in Sections 2.1(a), 2.1(b), 2.1(c), 2.1(d), 2.1(j), and 2.1(r) will survive indefinitely after the execution and delivery of this Agreement. All other representations, warranties, and covenants contained in this Agreement will survive the execution and delivery of this Agreement and will expire 30 days after the Company has filed its annual report for Fiscal Year 2009 on Form 20-F with the Commission, except to the extent a written claim for breach of a representation, warranty, or covenant is given to the Company before the expiration of that representation, warranty, or covenant. Nothing in this Section 5.12 will be construed as waiving or limiting any rights the Investors may have under applicable federal and state securities laws. The Investors will have the right to rely on the representations and warranties made by the Company without regard to any investigation conducted by any Investor or by any Investor’s counsel or advisors.

5.13 Exculpation Among Investors and Acknowledgement Regarding Counsel. Each Investor acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no other Investor and none of the other Investors’ respective controlling persons, officers, directors, partners, agents, or employees will be liable for any actions that have been or may be taken, or for the failure to have taken or to take any action, in connection with the Transactions. Each party acknowledges that K&L Gates LLP has acted as counsel solely to the DW Investor and its affiliates and has not acted on behalf of any other Investor in connection with the negotiation of the terms of the Transaction Documents and the Transactions.

[signature page follows]

SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT

In Witness Whereof, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

SEASPAN CORPORATION

By:	/s/ Barry Pearl
Name:	Barry Pearl
Title:	Director

Solely for purposes of Section 2.1 and ARTICLE V:

SEASPAN MANAGEMENT SERVICES LIMITED

By:	/s/ Lawrence R. Simkins
Name:	Lawrence R. Simkins
Title:	Director

[additional signature page follows]

SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT

DEEP WATER HOLDINGS, LLC

By:	/s/ Lawrence R. Simkins
Name:	Lawrence R. Simkins
Title:	Manager

TIGER CONTAINER SHIPPING CO. LTD.

By:	/s/ Mark W. Hilton
Name:	Mark W. Hilton
Title:	Authorized Signatory

COPPERLION CAPITAL (KRW) I LIMITED PARTNERSHIP

By:	/s/ Kyle Washington
Name:	Kyle Washington
Title:	Ex Chairman

COPPERLION CAPITAL (KLW) I LIMITED PARTNERSHIP

By:	/s/ Byron Horner
Name:	Byron Horner
Title:	President